Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Advanced Environmental Recycling Technologies, Inc. Registration Statements on Form S-3 (No. 333-42555) and on Form S-3 (No. 333-93763) and on Form S-8 (No. 333-120604) of our report, dated March 30, 2006, on the financial statements of Advanced Environmental Recycling Technologies, Inc. at December 31, 2005 and 2004, and for each of the three years ended December 31, 2005.

/s/ TULLIUS TAYLOR SARTAIN & SARTAIN LLP

Fayetteville, Arkansas
March 30, 2006